EXHIBIT 23





Consent of Independent Certified Public Accountants




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 33-50947, No. 33-53136 and No.33-48756) and the Registrations Statements on Forms S-8
(No. 33-53099, 33-51195, 33-45288, 33-45287 and 33-26898) of Carnival
Corporation of our report dated January 18, 1996 appearing in the Annual Report to Shareholders for the year ended November 30, 1995 which is incorporated in this Annual Report on Form 10-K.





PRICE WATERHOUSE LLP
January 18, 1996